                                                                     EXHIBIT 4.3

================================================================================

                           WARRANT ESCROW AGREEMENT



                                     among



                         FIBERNET TELECOM GROUP, INC.,
                               as the Borrower,


                        DEUTSCHE BANK SECURITIES INC.,
                                      and
                        TORONTO DOMINION (TEXAS), INC.,
                             as the Beneficiaries

                                      and

                             BANKERS TRUST COMPANY
                                as Escrow Agent



                          DATED AS OF APRIL 11, 2000

================================================================================

                               TABLE OF CONTENTS

ARTICLE I.   Definitions..................................................................... 1

ARTICLE II.  Escrowed Securities............................................................. 2
          Section 2.1     Initial Deposit of Escrowed Warrants............................... 2
          Section 2.2     Additional Deposit of Escrowed Warrants............................ 2
          Section 2.3     Release to the Beneficiaries....................................... 2
          Section 2.4     Distribution of Warrants........................................... 3
          Section 2.5     Release for Resale................................................. 3
          Section 2.6     Release to the Borrower............................................ 3
          Section 2.7     Certain Additional Agreements...................................... 3

ARTICLE III. Escrow Agent.................................................................... 4
          Section 3.1     Duties............................................................. 4
          Section 3.2     Duties Uncertain................................................... 4
          Section 3.3     Liability.......................................................... 4
          Section 3.4     Legal Counsel...................................................... 4
          Section 3.5     Dispute............................................................ 4
          Section 3.6     Indemnification.................................................... 5
          Section 3.7     Survival........................................................... 5
          Section 3.8     Resignation........................................................ 5
          Section 3.9     Expenses........................................................... 5

ARTICLE IV. Miscellaneous.................................................................... 6
          Section 4.1     Notices............................................................ 6
          Section 4.2     Termination........................................................ 7
          Section 4.3     Governing Law...................................................... 7
          Section 4.4     Consent to Jurisdiction............................................ 7
          Section 4.5     Waiver of Jury Trial............................................... 8
          Section 4.6     Reliance........................................................... 8
          Section 4.7     Entire Agreement; Waivers.......................................... 8
          Section 4.8     Amendment or Modification, etc..................................... 9
          Section 4.9     Headings, etc...................................................... 9
          Section 4.10    Severability....................................................... 9
          Section 4.11    Counterparts....................................................... 9
          Section 4.12    Successors and Assigns............................................. 9

     This WARRANT ESCROW AGREEMENT (as amended, supplemented, amended and restated or otherwise modified from time to time, this "Agreement") is entered into as of April 11, 2000, among FIBERNET TELECOM GROUP, INC., a Delaware corporation (the "Borrower"), DEUTSCHE BANK SECURITIES INC. ("DBS"), and TORONTO DOMINION (TEXAS), INC. ("TD" and together with DBS, the "Beneficiaries") and, BANKERS TRUST COMPANY as escrow agent for the Beneficiaries (in such capacity, the "Escrow Agent").

                                    RECITALS
                                    --------

     A. The Borrower, the Lenders, the Administrative Agent, the Co-Syndications Agent have entered into a Credit Agreement, dated as of April 11, 2000 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Credit Agreement"), providing for, among other things, certain Loans to be made by the Beneficiaries thereunder to the Borrower;

     B. The Borrower has agreed to place warrants (the "Warrants") in escrow in the form of Exhibit A to the Warrant Agreement, dated as of April 11, 2000 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Warrant Agreement"), duly executed by the Borrower and the Beneficiaries, to be held pursuant to this Agreement; and

     C. It is a condition to the making of Loans under the Credit Agreement that the Warrants be delivered into escrow pursuant to this Agreement.

                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained and for other good valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                   ARTICLE I.
                                  DEFINITIONS

          Capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Credit Agreement. As used in this Agreement, the following capitalized terms shall have the following meanings:

     "Additional Warrants" shall have the meaning assigned such term in Section
                                                                        -------
2.2.
---

     "Escrowed Warrants" shall have the meaning assigned such term in Section
                                                                      -------
2.2.
---

     "High Yield Securities" shall have the meaning assigned such term in Fee Letter.

     "Initial Warrants" shall have the meaning assigned such term in Section
                                                                     -------
2.1.

     "Maturity Date" shall have the meaning assigned such term in the Credit Agreement.

                                  ARTICLE II.
                              ESCROWED SECURITIES

     Section 2.1  Initial Deposit of Escrowed Warrants.
                  -------------------------------------

     On the Closing Date, concurrently with the execution and delivery of this Agreement, the Borrower shall deliver to the Escrow Agent undated Warrants, duly executed by the Borrower, registered in blank (the "Initial Warrants"), representing the right to acquire an aggregate of 2,018,458 shares of the common stock, par value $0.01 per share, of the Borrower.

     Section 2.2  Additional Deposit of Escrowed Warrants.
                  ----------------------------------------

     From time to time (if necessary), the Borrower shall deliver to the Escrow Agent undated Warrants, duly executed by the Borrower, unregistered as to holder or registered in blank (the "Additional Warrants," and, together with the Initial Warrants, the "Escrowed Warrants"), which together with the Initial Warrants represent the right to acquire:

     (a) prior to October 11, 2000, 2,018,458 shares of the common stock, par value $.01 per share, of the Borrower;

     (b) after October 11, 2000 and prior to April 11, 2001, 1,513,843 shares of the common stock, par value $0.01 per share, of the Borrower;

     (c) after April 11, 2001 and prior to July 11, 2001, 1,029,229 shares of the common stock, par value $0.01 per share, of the Borrower; and

     (d) after July 11, 2001 and prior to the Maturity Date, 504,614 shares of the common stock, par value $0.01 per share, of the Borrower.

     Section 2.3  Release to the Beneficiaries.
                  -----------------------------

     The Escrow Agent shall hold the Escrowed Warrants in escrow pursuant to this Agreement until authorized hereunder to deliver them as follows as described in this Section 2.3 or Section 2.5:
                  -----------    -----------

     (a) If the Loans have not been paid in full on or before October 11, 2000, the Escrow Agent shall, upon receipt of written notice from the Beneficiaries, register Warrants representing 504,614 shares of the common stock, par value $0.01 per share, of the Borrower, in the names designated by the Beneficiaries and release such Warrants to the Beneficiaries or their designees in the proportions described in Section 2.4 hereof.
                         -----------

     (b) If the Loans have not been paid in full on or before April 11, 2001, the Escrow Agent shall, upon receipt of written notice from the Beneficiaries, register Warrants representing 504,614 shares of the common stock, par value $0.01 per share, of the Borrower, in the names designated by the Beneficiaries and release such Warrants to the Beneficiaries or their designees in the proportions described in Section 2.4 hereof.
                         -----------

     (c) If the Loans have not been paid in full on or before July 11, 2001, and to the extent the Warrants have not previously been released pursuant to
Section 2.5 hereof, the Escrow Agent shall, upon receipt of written notice from
-----------
the Beneficiaries, register Warrants representing 504,614 shares of the common stock, par value $0.01 per share, of the Borrower, in the names designated by the Beneficiaries and release such Warrants to the Beneficiaries or their designees in the proportions described in Section 2.4 hereof.
                                          -----------

     (d) If the Loans have not been paid in full on or before October 11, 2001 and to the extent the Warrants have not previously been released pursuant to
Section 2.5 hereof, the Escrow Agent shall, upon receipt of written notice from
----------
the Beneficiaries, register Warrants representing 504,614 shares of the common stock, par value $0.01 per share, of the Borrower, in the names designated by the Beneficiaries and release such Warrants to the Beneficiaries or their designees in the proportions described in Section 2.4 hereof.
                                          -----------

     Section 2.4  Distribution of Warrants.
                  -------------------------

     Escrowed Warrants released pursuant to Section 2.3 shall be allocated as
                                            -----------
follows:

          DBS....................   50%
          TD.....................   50%

     Section 2.5  Release for Resale.
                  -------------------

     If on or after April 11, 2001, the Escrow Agent receives written notice from DBS, based on consultation with the other Beneficiaries, stating in effect that all or a portion of the Warrants referred to in clauses (c) and (d) of
Section 2.3 are necessary (in the sole judgment of DBS) to issue or place the
-----------
High Yield Securities, the Escrow Agent shall release the requested portion of such Warrants to DBS (registered by the Escrow Agent in the names specified by DBS), for delivery to the purchasers of such High Yield Securities or their designees.

     Section 2.6  Release to the Borrower.
                  ------------------------

     On or within one Business Day after receipt of a certificate from the Beneficiaries certifying that the Obligations have been paid in full on or prior to the Maturity Date, the Escrow Agent shall deliver to the Borrower all remaining Escrowed Warrants for cancellation.

     Section 2.7  Certain Additional Agreements.
                  ------------------------------

     The Borrower and/or the Beneficiaries shall, upon request by the Escrow Agent, execute and deliver to the Escrow Agent such additional written instructions and certificates hereunder as may be reasonably required by the Escrow Agent to give effect to the provisions of Section 2.
                                                 ---------

                                  ARTICLE III.
                                  ESCROW AGENT

     Section 3.1  Duties.
                  -------

     The Escrow Agent shall have no duties or responsibilities, including, without limitation, a duty to review or interpret the Credit Agreement, except those expressly set forth herein. Except for this Agreement, the Escrow Agent, in its capacity as such, is not a party to, or bound by, any agreement that may be required under, evidenced by, or arise out of the Credit Agreement.

     Section 3.2  Duties Uncertain.
                  -----------------

     If the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions from any of the undersigned with respect to the Escrowed Warrants, which, in its opinion, are in conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action until it shall be directed otherwise in writing by the Borrower or the Beneficiaries or by order of a court of competent jurisdiction. The Escrow Agent shall be protected in acting upon any notice, request, waiver, consent, receipt or other document reasonably believed by the Escrow Agent to be signed by the proper party or parties.

     Section 3.3  Liability.
                  ----------

     The Escrow Agent shall not be liable for any error or judgment or for any act done or step taken or omitted by it in good faith or for any mistake of fact or law, or for anything that it may do or refrain from doing in connection herewith, except for its own gross negligence or willful misconduct, and the Escrow Agent shall have no duties to anyone except the Borrower and the Beneficiaries and their respective successors and permitted assigns.

     Section 3.4  Legal Counsel.
                  --------------

     The Escrow Agent may consult legal counsel in the event of any dispute or question as to the construction of this Agreement, or the Escrow Agent's duties hereunder, and the Escrow Agent shall incur no liability and shall be fully protected with respect to any action taken or omitted in good faith in accordance with the opinion and instructions of counsel.

     Section 3.5  Dispute.
                  --------

     In the event of any disagreement between the undersigned or any of them, and/or any other person, resulting in adverse claims and demands being made in connection with or for the Escrowed Warrants, the Escrow Agent shall be entitled at its option to refuse to comply with any such claim or demand, so long as such disagreement shall continue, and in so doing the

Escrow Agent shall not be or become liable for damages or interest to the undersigned or any of them or to any person named herein for its failure or refusal to comply with such conflicting or adverse demands. The Escrow Agent shall be entitled to continue so to refrain and refuse so to act until all differences shall have been resolved by agreement and the Escrow Agent shall have been notified thereof in writing signed by the Borrower and the Beneficiaries. In the event of such disagreement which continues for 90 days or more, the Escrow Agent in its discretion may, but shall be under no obligation to, file a suit in interpleader for the purpose of having the respective rights of the claimants adjudicated and may deposit with the court all documents and property held hereunder. The Borrower agrees to pay all reasonable out-of-pocket costs and expenses incurred by the Escrow Agent in such action, including reasonable attorney's fees and disbursements.

     Section 3.6  Indemnification.
                  ----------------

     The Escrow Agent is hereby indemnified by the Borrower from all losses, costs and expenses of any nature incurred by the Escrow Agent arising out of or in connection with this Agreement or with the administration of its duties hereunder, unless such losses, costs or expenses shall have been caused by the Escrow Agent's willful misconduct or gross negligence. Such indemnification shall survive termination of this Agreement until extinguished by any applicable statute of limitations.

     Section 3.7  Survival.
                  ---------

     The Escrow Agent, in its capacity as Escrow Agent, does not have any interest in the Escrowed Warrants deposited hereunder but is serving as escrow holder only and having only possession thereof. This paragraph shall survive notwithstanding any termination of this Agreement or the resignation of the Escrow Agent.

     Section 3.8  Resignation.
                  ------------

     The Escrow Agent (and any successor Escrow Agent) may at any time resign as such by giving written notice of its resignation to the parties hereto at least 30 days prior to the date specified for such resignation to take effect. Upon the effective date of such resignation, the Escrowed Warrants shall be delivered by it to such successor Escrow Agent or as otherwise shall be instructed in writing by the Borrower and the Beneficiaries, whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement. If at that time the Escrow Agent has not received such instruction, the Escrow Agent's sole responsibility after that time shall be to safekeep the Escrowed Warrants until receipt of a designation of successor Escrow Agent or joint written instruction as to disposition of the Escrowed Warrants by the Borrower and the Beneficiaries or a final order of a court of competent jurisdiction mandating disposition of the Escrowed Warrants.

     Section 3.9  Expenses.
                  ---------

     The Escrow Agent hereby accepts its appointment and agrees to act as escrow agent under the terms and conditions of this Agreement and acknowledges receipt of the Escrowed Warrants. The Borrower further agrees to reimburse the Escrow Agent for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Escrow Agent in the performance of its duties hereunder (including reasonable fees, and out-of-pocket expenses and disbursements, of its counsel).

                                  ARTICLE IV.
                                 MISCELLANEOUS

     Section 4.1  Notices.
                  --------

     Any notices or other communications required or permitted hereunder shall be effective if in writing and delivered personally or sent by overnight courier, addressed as follows:

     If to the Beneficiaries, to them at:

          Deutsche Bank AG New York Branch
          31 W. 52/nd/ Street
          New York, NY 10019
          Attention:  Jon D. Storck
          Telecopy: (212) 469-3713

          Toronto Dominion (Texas), Inc.,
          909 Fannin Street
          Houston, TX 77010
          Attention:  Alva Jones
          Telecopy:  (713) 653-8261

     If to the Borrower, to it at:

          FiberNet Telecom Group, Inc.
          570 Lexington Avenue
          3/rd/ Floor
          New York, New York  10022
          Attention.: President
          Telecopy:  (212) 421-8920

     If to the Escrow Agent, to it at:

          Bankers Trust Company
          4 Albany Street, 7/th/ Floor
          New York, New York 10019
          Attention:  Hugo Gindraux

          Telecopy: (213) 669-0772

     Unless otherwise specified herein, such notices or other communications shall be deemed effective (a) on the date delivered, if delivered personally,
(b) one Business Day after being delivered, if delivered by telecopier with confirmation of good transmission, (c) one Business Day after being sent by overnight courier, if sent by overnight courier, (d) two Business Days after being sent by Federal Express or United Parcel Service, if sent by Federal Express or United Parcel Service, or (e) three Business Days after being sent, if sent by registered or certified mail. Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

     Section 4.2  Termination.
                  ------------

     This Agreement shall automatically terminate upon the final distribution of the Escrowed Warrants in accordance with the terms hereof, provided that the provisions of Sections 3.6, 3.7 and 3.9 shall survive the termination of this
              ------------  ---     ---
Agreement.

     Section 4.3  Governing Law.
                  --------------

          THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). EACH PARTY HERETO HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     Section 4.4  Consent to Jurisdiction.
                  ------------------------

     Each of the parties agrees that all actions, suits or proceedings arising out of or based upon this Agreement or the subject matter hereof may be brought and maintained in the federal district court in the Southern District of New York. Each of the parties hereby by execution hereof (i) hereby irrevocably submits to the non-exclusive jurisdiction of such court in New York,

New York, for the purpose of any action, suit or proceeding arising out of or based upon this Agreement or the subject matter hereof and (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named court, that it is immune from extraterritorial injunctive relief or other injunctive relief, that its property is exempt or immune from attachment or execution, that any such action, suit or proceeding may not be brought or maintained in the above-named court should be dismissed on the grounds of forum non conveniens, should be transferred to any court other than the above-named court, should be stayed by virtue of the pendency of any other action, suit or proceeding in any court other than the above-named court, or that this Agreement or the subject matter hereof may not be enforced in or by the above-named court. Each of the parties hereto hereby consents to service of process in any such suit, action or proceeding in any manner permitted by the laws of the State of New York, agrees that service of process by registered or certified mail, return receipt requested, at the address specified in or pursuant to Section 4.1 hereof
                                                              -----------
is reasonably calculated to give actual notice and waives and agrees not to assert by way of motion, as a defense or otherwise, in any such action, suit or proceeding any claim that service of process made in accordance with Section 4.1
                                                                     -----------
hereof does not constitute good and sufficient service of process. The provisions of this Section 4.4 shall not restrict the ability of any party to
                   -----------
enforce in any court any judgment obtained in the federal district court in the Southern District of New York.

     Section 4.5  Waiver of Jury Trial.
                  ---------------------

     To the extent not prohibited by applicable law which cannot be waived, each of the parties hereto hereby waives, and covenants that it will not assert (whether as plaintiff, defendant, or otherwise), any right to trial by jury in any forum in any respect of any issue, claim, demand, cause of action, action, suit or proceeding arising out of or based upon this Agreement or the subject matter hereof, in each case whether now existing or hereafter arising and whether in contract or tort or otherwise. Any of the parties hereto may file an original counterpart or a copy of this Section 4.5 with any court as written
                                       -----------
evidence of the consent of each of the parties hereto to the waiver of his or its right to trial by jury.

     Section 4.6  Reliance.
                  ---------

     Each of the parties hereto acknowledges that it has been informed by each other party that the provisions of this Section constitute a material inducement upon which such party is relying and will rely in entering into this Agreement and the transactions contemplated hereby.

     Section 4.7  Entire Agreement; Waivers.
                  --------------------------

     This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties with respect to such subject matter except for those provisions in the Fee Letter that are in addition to the provisions contained herein. No waiver of any provision of this Agreement (a) shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar), (b) shall constitute a continuing waiver unless otherwise expressly provided therein or (c) shall be effective unless in writing and executed by each party hereto.

     Section 4.8   Amendment or Modification, etc..
                   --------------------------------

     The parties hereto may not amend or modify this Agreement except in such manner as may be agreed upon by a written instrument executed by all of the parties hereto. Any written amendment, modification or waiver executed by all of the parties hereto shall be binding upon all such parties and their respective successors and assigns.

     Section 4.9   Headings, etc.
                   --------------

     Section and subsection headings are not to be considered part of this Agreement, are included solely for convenience, are not intended to be full or accurate descriptions of the content thereof and shall not affect the construction hereof. This Agreement shall be deemed to express the mutual intent of the parties, and no rule of strict construction shall be applied against any party.

     Section 4.10  Severability.
                   -------------

     In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, such provision shall (to the extent permitted by applicable law) be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

     Section 4.11  Counterparts.
                   -------------

          This Agreement and any amendments, waivers, consents, or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto. Delivery of an executed counterpart of a signature page to this Agreement or to any amendments, waivers, consents or supplements hereof by telecopier shall be as effective as delivery of a manually executed counterpart thereof.

     Section 4.12  Successors and Assigns.
                   -----------------------

     All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted transferees, successors and assigns (each of which shall be deemed to be a party hereto for all purposes hereof). The Borrower may not assign its obligations hereunder without the prior written consent of the Beneficiaries. Except as expressly provided herein, this Agreement shall not confer any right or remedy upon any person other than the parties and their respective transferees, successors and assigns.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized representatives as of the day and year first above written.

                              FIBERNET TELECOM GROUP, INC.,
                              as Borrower



                              By: /s/ Michael D. Liss
                                 ----------------------------------
                              Name:  Michael D. Liss
                              Title: President

                              DEUTSCHE BANK SECURITIES INC.,
                              as Beneficiary


                              By: /s/ Jon D. Storck
                                 ---------------------------------------
                              Name:  Jon D. Storck
                              Title: Vice President

                              By: /s/ Alexander Richarz
                                 ---------------------------------------
                              Name:  Alexander Richarz
                              Title: Assistant Vice President

                              TORONTO DOMINION (TEXAS), INC.,
                              as Beneficiary



                              By: /s/ Alva J. Jones
                                 ---------------------------------------
                              Name:  Alva J. Jones
                              Title: Vice President

                              BANKERS TRUST COMPANY,
                               as Escrow Agent



                              By: /s/ Hugo Gindrau
                                 ---------------------------------
                              Name:  Hugo Gindrau
                              Title: Assistant Vice President

                                      I-1